Putnam Small Cap Growth Fund, December 31, 2009, semiannual report

Shareholder meeting results (Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustees was elected with all the funds of the Trust voting together as a single class, as follows:*

      				Votes for 	   Votes withheld

Ravi Akhoury 			2,559,093,326 		3,650,315
Jameson A. Baxter 		2,559,103,364 		3,640,277
Charles B. Curtis 		2,559,108,403 		3,635,238
Robert J. Darretta 		2,559,140,736 		3,602,905
Myra R. Drucker 		2,559,082,504 		3,661,137
John A. Hill 			2,559,112,213 		3,631,428
Paul L. Joskow 			2,559,148,445 		3,595,196
Elizabeth T. Kennan 		2,559,090,795 		3,652,846
Kenneth R. Leibler 		2,559,127,664 		3,615,977
Robert E. Patterson 		2,559,155,073 		3,588,568
George Putnam, III 		2,559,084,563 		3,659,078
Robert L. Reynolds 		2,559,145,866 		3,597,775
W. Thomas Stephens 		2,559,160,721 		3,582,920
Richard B. Worley 		2,559,128,484 		3,615,157

*Because all funds of Putnam Funds Trust vote as a single class with respect to the election of Trustees, the tabulations reflect preliminary results pending fund tabulation of voting results (including for those funds of Putnam Funds Trust whose meeting was adjourned, the results of voting at any adjourned session of the meeting).

A proposal to approve a new management contract between the fund and Putnam Management with both Fund Family breakpoints and performance fees was approved as follows:

Votes for 	Votes against 	Abstentions 	Broker non votes

5,189,436 	270,027 	745,738 	1,294,008

A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:

Votes for 	Votes against 	Abstentions 	Broker non votes

5,146,359 	296,430 	762,411 	1,294,009

A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:

Votes for 	Votes against 	Abstentions 	Broker non votes

5,121,537 	317,859 	765,803 	1,294,010


All tabulations are rounded to the nearest whole number.